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                                                                   Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference into the registration statement (on Form S-8) pertaining to the First Tennessee National Corporation 2002 Bank Director and Advisory Board Member Deferral Plan of our report dated January 16, 2001, incorporated by reference in First Tennessee National Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.


Arthur Andersen LLP

Memphis, Tennessee
November 15, 2001